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                                  EXHIBIT 23.1

CONSENT OF ARTHUR ANDERSEN LLP




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                                                                    EXHIBIT 23.1

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


As independent certified public accountants, we hereby consent to the incorporation by reference in Budget Group, Inc.'s (the "Company") registration statement on Form S-8 dated June 1, 2000, of our report dated February 28, 2000, except with respect to the matter discussed in Note 20, as to which the date is March 19, 2000, included in the Company's Form 10-K for the year ended December 31, 1999, and to all references to our firm included in this registration statement.



                                         /s/ Arthur Andersen LLP



Orlando, Florida
May 30,  2000